EXHIBIT 23





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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Numbers 333-69678, 333-84756 and 333-31652 of CEL-SCI Corporation on Forms S-8 of our report dated December 23, 2002, appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 2002 and to the reference to us under the heading "Experts" in the Registration Statements.


DELOITTE & TOUCHE LLP

McLean, Virginia
January 2, 2003